Exhibit 99.1

Press Release

July 25, 2024

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported second quarter 2024 net income of $5.2 million, or $0.31 per diluted common share, compared to first quarter 2024 net income of $5.8 million, or $0.35 per diluted common share, and second quarter 2023 net income of $5.9 million, or $0.35 per diluted common share. On July 24, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on August 21, 2024, to stockholders of record on August 7, 2024.

David Nelson, President and Chief Executive Officer of the Company, commented, “Our credit quality remains pristine as a result of our disciplined loan growth and credit risk management practices. The ratio of nonperforming assets to total assets remains negligible at 0.01%. In the first half of 2024, we have seen deposits grow, net interest income improve and net interest margin stabilize.”

David Nelson added, “Our efficiency ratio has increased as expected with the costs associated with our new buildings. Our buildings are designed as tools for building strong relationships and facilitating business development. We believe these strategic investments will continue to drive profitable growth similar to the successes we have had in our newer Minnesota offices.”

Second Quarter 2024 Financial Highlights

	Quarter Ended June 30, 2024	Six Months Ended June 30, 2024
Net income (in thousands)	$5,192	$11,001
Return on average equity	9.50%	10.07%
Return on average assets	0.53%	0.57%
Efficiency ratio (a non-GAAP measure)	67.14%	64.62%
Nonperforming assets to total assets	0.01%	0.01%

Second Quarter 2024 Compared to First Quarter 2024 Overview

•Loans increased $18.6 million in the second quarter of 2024, or 2.5 percent annualized. The increase is primarily due to the funding of previously committed construction loans.

•No credit loss expense was recorded in either the first or second quarter of 2024.

•The allowance for credit losses to total loans was 0.95 percent at June 30, 2024 and March 31, 2024. Nonaccrual loans at June 30, 2024 consisted of three loans with a total balance of $521 thousand, compared to one loan with a balance of $289 thousand at March 31, 2024.

•Deposits increased $115.9 million, or 3.8 percent, in the second quarter of 2024. Brokered deposits totaled $370.3 million at June 30, 2024, compared to $396.4 million at March 31, 2024, a decrease of $26.1 million. Excluding brokered deposits, deposits increased $142.0 million during the second quarter of 2024. In the second quarter of 2024, a local municipal customer deposited approximately $120.0 million of bond proceeds that are expected to be withdrawn over the next 12-18 months. As of June 30, 2024, estimated uninsured deposits, which exclude deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, accounted for approximately 26.3 percent of total deposits.

•Borrowed funds decreased to $525.5 million at June 30, 2024, compared to $639.7 million at March 31, 2024. The decrease was primarily attributable to a decrease of $113.0 million in federal funds purchased and other short-term borrowings as a result of the increase in deposits.
•The efficiency ratio (a non-GAAP measure) was 67.14 percent for the second quarter of 2024, compared to 62.04 percent for the first quarter of 2024. The increase in the efficiency ratio was primarily due to the increase in noninterest expense, partially offset by the increase in net interest income. Salaries and benefits increased primarily due to annual officer compensation increases and compensation related accrual adjustments. Occupancy and equipment increased primarily due to the occupancy costs associated with the Company’s newly constructed headquarters.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.86 percent for the second quarter of 2024, compared to 1.88 percent for the first quarter of 2024. Net interest income for the second quarter of 2024 was $17.2 million, compared to $16.8 million for the first quarter of 2024.
•The tangible common equity ratio was 5.65 percent as of both June 30, 2024 and March 31, 2024.

Second Quarter 2024 Compared to Second Quarter 2023 Overview

•Loans increased $191.7 million at June 30, 2024, or 6.8 percent, compared to June 30, 2023. The increase is primarily due to the funding of previously committed construction loans.
•Deposits increased $344.6 million at June 30, 2024, compared to June 30, 2023. Included in deposits were brokered deposits totaling $370.3 million at June 30, 2024, compared to $230.7 million at June 30, 2023. Brokered deposits were used to reduce short-term borrowed funds and to fund loan growth. Excluding brokered deposits, deposits increased $205.0 million, or 7.9 percent, as of June 30, 2024, compared to June 30, 2023. In the second quarter of 2024, a local municipal customer deposited approximately $120.0 million of bond proceeds that are expected to be withdrawn over the next 12-18 months.
•Borrowed funds decreased to $525.5 million at June 30, 2024, compared to $593.9 million at June 30, 2023. The decrease was primarily attributable to a decrease of $98.7 million in federal funds purchased and other short-term borrowings, partially offset by an increase of $35.0 million in FHLB one-month rolling advances hedged with long-term interest rate swaps.
•The efficiency ratio (a non-GAAP measure) was 67.14 percent for the second quarter of 2024, compared to 62.83 percent for the second quarter of 2023. The increase in the efficiency ratio in the second quarter of 2024 compared to the second quarter of 2023 was primarily due to the decrease in net interest income and increase in noninterest expense. Occupancy and equipment increased primarily due to the occupancy costs associated with the Company’s newly constructed headquarters.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.86 percent for the second quarter of 2024, compared to 2.02 percent for the second quarter of 2023. Net interest income for the second quarter of 2024 was $17.2 million, compared to $17.3 million for the second quarter of 2023.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, July 25, 2024. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 8511345. A recording of the call will be available until August 8, 2024, by dialing 800-770-2030. The conference ID for the replay call is 8511345, followed by the # key.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of sustained high interest rates by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including high rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; changes in legal and regulatory requirements, limitations and costs including in response to the recent bank failures; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Cash and due from banks	$27,994	$27,071	$33,245	$18,819	$29,776
Interest-bearing deposits	121,825	120,946	32,112	1,802	1,968
Securities available for sale, at fair value	588,452	605,735	623,919	609,365	645,091
Federal Home Loan Bank stock, at cost	21,065	26,181	22,957	26,691	22,488
Loans	2,998,774	2,980,133	2,927,535	2,849,777	2,807,075
Allowance for credit losses	(28,422)	(28,373)	(28,342)	(28,147)	(27,938)
Loans, net	2,970,352	2,951,760	2,899,193	2,821,630	2,779,137
Premises and equipment, net	101,965	95,880	86,399	75,675	66,683
Bank-owned life insurance	44,416	44,138	43,864	43,589	43,328
Other assets	89,046	90,981	84,069	104,329	90,084
Total assets	$3,965,115	$3,962,692	$3,825,758	$3,701,900	$3,678,555

Liabilities and Stockholders’ Equity
Deposits	$3,180,922	$3,065,030	$2,973,779	$2,755,529	$2,836,325
Federal funds purchased and other short-term borrowings	85,500	198,500	150,270	261,510	184,150
Other borrowings	439,998	441,183	442,367	443,552	409,736
Other liabilities	34,812	34,223	34,299	37,376	31,218
Stockholders’ equity	223,883	223,756	225,043	203,933	217,126
Total liabilities and stockholders’ equity	$3,965,115	$3,962,692	$3,825,758	$3,701,900	$3,678,555

	For the Quarter Ended
AVERAGE BALANCES	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets	$3,964,109	$3,812,199	$3,706,497	$3,679,541	$3,645,651
Loans	2,994,492	2,949,672	2,857,594	2,813,213	2,783,463
Deposits	3,123,282	2,956,635	2,878,676	2,764,184	2,854,945
Stockholders’ equity	219,771	219,835	201,920	215,230	213,177

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Commercial	$526,589	$544,293	$531,594	$529,293	$535,085
Real estate:
Construction, land and land development	496,864	465,247	413,477	399,253	351,461
1-4 family residential first mortgages	92,230	108,065	106,688	89,713	80,998
Home equity	15,264	14,020	14,618	12,429	12,625
Commercial	1,856,301	1,839,580	1,854,510	1,812,816	1,820,718
Consumer and other	15,234	12,844	10,930	10,123	10,289
	3,002,482	2,984,049	2,931,817	2,853,627	2,811,176
Net unamortized fees and costs	(3,708)	(3,916)	(4,282)	(3,850)	(4,101)
Total loans	$2,998,774	$2,980,133	$2,927,535	$2,849,777	$2,807,075
Less allowance for credit losses	(28,422)	(28,373)	(28,342)	(28,147)	(27,938)
Net loans	$2,970,352	$2,951,760	$2,899,193	$2,821,630	$2,779,137

CREDIT QUALITY
Pass	$2,994,310	$2,983,618	$2,931,377	$2,853,100	$2,810,640
Watch	7,651	142	144	184	187
Substandard	521	289	296	343	349
Doubtful	—	—	—	—	—
Total loans	$3,002,482	$2,984,049	$2,931,817	$2,853,627	$2,811,176

DEPOSITS
Noninterest-bearing demand	$530,441	$521,377	$548,726	$551,688	$568,029
Interest-bearing demand	443,658	449,946	481,207	417,802	459,030
Savings and money market - non-brokered	1,483,264	1,315,698	1,315,741	1,249,309	1,302,468
Money market - brokered	97,259	119,840	124,335	99,282	114,142
Total nonmaturity deposits	2,554,622	2,406,861	2,470,009	2,318,081	2,443,669
Time - non-brokered	353,269	381,646	322,694	299,683	276,097
Time - brokered	273,031	276,523	181,076	137,765	116,559
Total time deposits	626,300	658,169	503,770	437,448	392,656
Total deposits	$3,180,922	$3,065,030	$2,973,779	$2,755,529	$2,836,325

BORROWINGS
Federal funds purchased and other short-term borrowings	$85,500	$198,500	$150,270	$261,510	$184,150
Subordinated notes, net	79,762	79,697	79,631	79,566	79,500
Federal Home Loan Bank advances	315,000	315,000	315,000	315,000	280,000
Long-term debt	45,236	46,486	47,736	48,986	50,236
Total borrowings	$525,498	$639,683	$592,637	$705,062	$593,886

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	34,322	33,685	34,197	33,487	32,642
Retained earnings	273,981	272,997	271,369	271,025	269,301
Accumulated other comprehensive loss	(87,420)	(85,926)	(83,523)	(103,579)	(87,817)
Total stockholders’ equity	$223,883	$223,756	$225,043	$203,933	$217,126

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income:
Loans, including fees	$41,700	$40,196	$38,208	$36,756	$35,011
Securities:
Taxable	3,394	3,416	3,521	3,427	3,432
Tax-exempt	808	810	869	880	883
Interest-bearing deposits	1,666	148	85	29	25
Total interest income	47,568	44,570	42,683	41,092	39,351
Interest expense:
Deposits	23,943	21,559	20,024	17,156	16,277
Federal funds purchased and other short-term borrowings	1,950	2,183	2,024	3,165	2,264
Subordinated notes	1,105	1,108	1,114	1,113	1,109
Federal Home Loan Bank advances	2,718	2,325	2,482	2,329	1,621
Long-term debt	622	645	678	695	739
Total interest expense	30,338	27,820	26,322	24,458	22,010
Net interest income	17,230	16,750	16,361	16,634	17,341
Credit loss expense (benefit)	—	—	500	200	—
Net interest income after credit loss expense (benefit)	17,230	16,750	15,861	16,434	17,341
Noninterest income:
Service charges on deposit accounts	462	460	476	463	458
Debit card usage fees	490	458	488	495	511
Trust services	794	776	782	831	749
Increase in cash value of bank-owned life insurance	278	274	275	262	250
Loan swap fees	—	—	—	431	—
Realized securities losses, net	—	—	(431)	—	—
Other income	322	331	308	340	421
Total noninterest income	2,346	2,299	1,898	2,822	2,389
Noninterest expense:
Salaries and employee benefits	7,169	6,489	6,468	6,696	7,029
Occupancy and equipment	1,852	1,447	1,499	1,359	1,322
Data processing	754	714	723	703	729
Technology and software	731	700	676	573	579
FDIC insurance	631	519	475	439	420
Professional fees	244	257	235	254	287
Director fees	236	199	240	196	251
Other expenses	1,577	1,543	1,845	1,685	1,857
Total noninterest expense	13,194	11,868	12,161	11,905	12,474
Income before income taxes	6,382	7,181	5,598	7,351	7,256
Income taxes	1,190	1,372	1,073	1,445	1,394
Net income	$5,192	$5,809	$4,525	$5,906	$5,862

Basic earnings per common share	$0.31	$0.35	$0.27	$0.35	$0.35
Diluted earnings per common share	$0.31	$0.35	$0.27	$0.35	$0.35

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Six Months Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2024	June 30, 2023
Interest income:
Loans, including fees	$81,896	$67,959
Securities:
Taxable	6,810	6,748
Tax-exempt	1,618	1,768
Interest-bearing deposits	1,814	55
Total interest income	92,138	76,530
Interest expense:
Deposits	45,502	29,616
Federal funds purchased and other short-term borrowings	4,133	4,343
Subordinated notes	2,213	2,215
Federal Home Loan Bank advances	5,043	2,883
Long-term debt	1,267	1,437
Total interest expense	58,158	40,494
Net interest income	33,980	36,036
Credit loss expense (benefit)	—	—
Net interest income after credit loss expense (benefit)	33,980	36,036
Noninterest income:
Service charges on deposit accounts	922	920
Debit card usage fees	948	997
Trust services	1,570	1,455
Increase in cash value of bank-owned life insurance	552	507
Gain from bank-owned life insurance	—	691
Other income	653	776
Total noninterest income	4,645	5,346
Noninterest expense:
Salaries and employee benefits	13,658	13,896
Occupancy and equipment	3,299	2,649
Data processing	1,468	1,364
Technology and software	1,431	1,092
FDIC insurance	1,150	836
Professional fees	501	537
Director fees	435	456
Other expenses	3,120	3,715
Total noninterest expense	25,062	24,545
Income before income taxes	13,563	16,837
Income taxes	2,562	3,131
Net income	$11,001	$13,706

Basic earnings per common share	$0.66	$0.82
Diluted earnings per common share	$0.65	$0.82

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
COMMON SHARE DATA	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Earnings per common share (basic)	$0.31	$0.35	$0.27	$0.35	$0.35	$0.66	$0.82
Earnings per common share (diluted)	0.31	0.35	0.27	0.35	0.35	0.65	0.82
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.50	0.50
Book value per common share(1)	13.30	13.31	13.46	12.19	12.98
Closing stock price	17.90	17.83	21.20	16.31	18.41
Market price/book value(2)	134.59%	133.96%	157.50%	133.80%	141.83%
Price earnings ratio(3)	14.36	12.77	19.79	11.75	13.11
Annualized dividend yield(4)	5.59%	5.61%	4.72%	6.13%	5.43%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	11.85%	11.78%	11.88%	11.96%	12.15%
Tier 1 risk-based capital ratio	9.30	9.23	9.30	9.37	9.51
Tier 1 leverage capital ratio	8.08	8.36	8.50	8.58	8.60
Common equity tier 1 ratio	8.74	8.67	8.74	8.80	8.92
West Bank:
Total risk-based capital ratio	12.66%	12.63%	12.76%	12.89%	13.13%
Tier 1 risk-based capital ratio	11.79	11.76	11.89	12.01	12.24
Tier 1 leverage capital ratio	10.25	10.65	10.86	11.00	11.08
Common equity tier 1 ratio	11.79	11.76	11.89	12.01	12.24

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.53%	0.61%	0.48%	0.64%	0.64%	0.57%	0.76%
Return on average equity(6)	9.50	10.63	8.89	10.89	11.03	10.07	12.90
Net interest margin(7)(13)	1.86	1.88	1.87	1.91	2.02	1.87	2.12
Yield on interest-earning assets(8)(13)	5.13	4.99	4.87	4.70	4.57	5.06	4.49
Cost of interest-bearing liabilities	3.83	3.70	3.60	3.38	3.10	3.77	2.94
Efficiency ratio(9)(13)	67.14	62.04	64.66	60.83	62.83	64.62	58.91
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	0.95	0.95	0.97	0.99	1.00
Loans/total assets	75.63	75.20	76.52	76.98	76.31
Loans/total deposits	94.27	97.23	98.44	103.42	98.97
Tangible common equity ratio(12)	5.65	5.65	5.88	5.51	5.90

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses on loans divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$17,230	$16,750	$16,361	$16,634	$17,341	$33,980	$36,036
Tax-equivalent adjustment (1)	55	82	95	113	122	137	283
Net interest income on a FTE basis (non-GAAP)	17,285	16,832	16,456	16,747	17,463	34,117	36,319
Average interest-earning assets	3,731,674	3,595,954	3,487,799	3,478,053	3,461,313	3,663,814	3,448,722
Net interest margin on a FTE basis (non-GAAP)	1.86%	1.88%	1.87%	1.91%	2.02%	1.87%	2.12%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$17,285	$16,832	$16,456	$16,747	$17,463	$34,117	$36,319
Noninterest income	2,346	2,299	1,898	2,822	2,389	4,645	5,346
Adjustment for realized securities losses, net	—	—	431	—	—	—	—
Adjustment for losses on disposal of premises and equipment, net	21	—	24	3	2	21	2
Adjusted income	19,652	19,131	18,809	19,572	19,854	38,783	41,667
Noninterest expense	13,194	11,868	12,161	11,905	12,474	25,062	24,545
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	67.14%	62.04%	64.66%	60.83%	62.83%	64.62%	58.91%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.